Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of Ronald F. Valenta, Charles E. Barrantes and Christopher A. Wilson, as the undersigned’s true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for the undersigned and on the undersigned’s behalf in any and all capacities (including the undersigned’s capacity as a director of General Finance Corporation) to sign, execute and file this registration statement and any registration statement that is to become effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to any offering of securities in connection with this registration statement and any or all amendments (including, without limitation, post-effective amendments) to any such registration statements, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, have done, may lawfully do or may cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ronald Valenta	Chief Executive Officer and	January 10, 2012
Ronald Valenta	Director

/s/ Charles E. Barrantes	Executive Vice President and	January 10, 2012
Charles E. Barrantes	Chief Financial Officer
(Principal Accounting Officer)

/s/ James B. Roszak	Director	January 10, 2012
James B Roszak

/s/ Lawrence Glascott	Director	January 10, 2012
Lawrence Glascott

/s/ Manuel Marrero	Director	January 10, 2012
Manuel Marrero

/s/ David M. Connell	Director	January 10, 2012
David M. Connell

/s/ Susan L. Harris	Director	January 10, 2012
Susan L. Harris